EXHIBIT 99.1

Press Release
GoFish Names New President
SAN FRANCISCO - February 26, 2007 - GoFish Corporation (OTCBB: GOFH), the leading publicly traded online video company where millions of people come to watch, upload and share made-for-Internet videos, today announced the appointment of Tabreez Verjee as its president. In his new role at GoFish, Mr. Verjee will build upon the momentum of the company's recent announcement to acquire Bolt Media and oversee strategic and corporate development of the combined company. He has been associated with GoFish for the past year as a shareholder, executive consultant and director on the company's board.
For the past nine years, Mr. Verjee has been a general partner at Global Asset Capital, LLC, a private equity investment firm with diversified interests in venture capital and real estate. He will retain his position with the company, while devoting the majority of his time and resources to GoFish.
"Having worked with Tabreez in the past on very successful ventures, I am certain he will be a huge asset to this company as we continue to grow GoFish's marketshare," said Michael Downing, co-founder and CEO of GoFish. "His decisive leadership, commercial experience and breadth of understanding of our business make him ideally suited to join our management team."
"I have been tremendously impressed with the business and market position that GoFish has established within a relatively short time," said Verjee. "I am thrilled by the opportunity to work alongside such an innovative team of visionaries as we advance GoFish to the next phase of growth."
With Global Asset Capital, Mr. Verjee was most recently the managing partner of a management company which directed more than $500 million in committed assets from leading global institutional investors across two venture capital funds and over 40 portfolio companies in the U.S. and Europe. Prior to that, Mr. Verjee co-headed IMDI/Sonique and successfully negotiated its sale to Lycos. Sonique was one of the most popular consumer internet music applications with approximately four million unique users and status as the fifth most downloaded application on the Internet in 1999. Mr. Verjee also brings media finance expertise to GoFish from his prior role as managing director of Global Entertainment Capital, which was a pioneer in media asset securitizations with $150 million in committed capital. He began his career as a strategy consultant at Bain & Company. Mr. Verjee received a bachelor of science in Engineering with honors from University of California at Berkeley.

About GoFish Corporation
GoFish Corporation, (OTCBB: GOFH) headquartered in San Francisco, is a leading consumer online video destination that, in two years, has grown to deliver millions of videos per month to a rapidly growing audience of enthusiasts. An early entrant into the user-generated video sector and the first publicly traded company in the space, GoFish is a place on the web where millions of people come to upload, share and watch their favorite videos from around the world. For more information about the company, go to www.gofish.com.

About Bolt
A creative network constantly changes. Social interaction begins with creativity. Bolt members upload anything - a photo, video, comedy sketch, song - to get feedback. Feedback spurs more creativity and the formation of a broader audience. Based in New York with 22 employees, Bolt gives members an audience. For more information about the company, go to www.bolt.com.

Forward-Looking Statements
This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our inability to generate sufficient operating cash flow from advertising revenue, a reduction in the demand for user-generated video and related services, a fall-off in search engine directed traffic to our web site, and general economic conditions. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on October 31, 2006, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.